UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

TALLY-HO VENTURES, INC.
a Delaware corporation
518 Oak Street #2
Glendale, CA 91204

I.R.S. Employer I.D. #: 43-1988543

2004 Legal and Other Counsel Share Award Plan

Name and Address for Agent of Service:
Samuel Wierdlow, Inc.
4001 Kennett Pike #134
Wilmington, DE 19807

The Form S-8 as originally filed on February 10, 2005, provided for the issuance of five hundred thousand shares of Common Stock of Tally-Ho Ventures, Inc., the Registrant. This amendment to the Form S-8 provides that Philip J. Englund, Esq. has been issued ten thousand shares at a price of $0.05 per share and has paid for the shares by cancelling his unpaid invoice with Tally-Ho in the amount of $500, for a total price paid of $500; and further that Mac Duffy A. Dibley has been issued two hundred fifty thousand shares at a price of $0.05 per share and has paid for the shares by cancelling his unpaid invoice with Tally-Ho in the amount of $12,500, for a total price paid of $12,500.

The remaining two hundred forty thousand shares registered under this Form S-8 are hereby deregistered.

SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glendale, State of California, on February 15, 2005.

TALLY-HO VENTURES, INC.

By: /s/ Tal L. Kapelner
Tal L. Kapelner
President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

/s/ Tal L. Kapelner
Tal L. Kapelner
President, Principal Accounting Officer and Chairman of the Board of Directors
February 15, 2005

/s/ Cheney A. Shapiro
Cheney A. Shapiro
Vice-President, Secretary and Director

/s/ Ariella Kapelner
Ariella Kapelner
Treasurer and Principal Financial Officer